EXHIBIT 99.2

POWER OF ATTORNEY

Know all by these presents that each of the undersigned, does hereby make, constitute and appoint each of William H. Caudill and Sharin A. Scott as a true and lawful attorney-in-fact of such undersigned, each individually with full powers of substitution and revocation, for and in the name, place and stead of such undersigned, to execute and deliver such forms that such undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of such undersigned’s ownership of or transactions in securities of Sunnova Energy International Inc. any Schedule 13D or Schedule 13G, and any amendments thereto, on behalf of the undersigned in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the “Exchange Act”). The Power of Attorney shall remain in full force and effect until such undersigned is no longer required to file Schedule 13D or Schedule 13G pursuant to Section 13 of the Exchange Act, unless earlier revoked in writing. Each of the undersigned acknowledges that neither William H. Caudill nor Sharin A. Scott is assuming any of such undersigned’s responsibilities to comply with Section 13 of the Exchange Act.

Dated: March 25, 2020
Russell D. Gordy

	By:	/s/ Russell D. Gordy
	Name:	Russell D. Gordy

Gordy Oil Company

	By:	/s/ Shaun C. Gordy
	Name:	Shaun C. Gordy
	Title:	Vice President

Elk Mountain, Ltd.
	By:	Gordy Oil Company, its General Partner

	By:	/s/ Shaun C. Gordy
	Name:	Shaun C. Gordy
	Title:	Vice President

Minion Trail, Ltd.
	By:	Gordy Oil Company, its General Partner

	By:	/s/ Shaun C. Gordy
	Name:	Shaun C. Gordy
	Title:	Vice President